April 14, 1994



Securities and Exchange Commission
Judiciary Plaza
450  Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

On behalf of Coltec Industries Inc, a Pennsylvania corporation
(the "Company"), pursuant to Section 13 of the Securities
Exchange Act of 1934, as amended, and Rule 13a-11 promulgated thereunder is the Company's Current Report on Form 8-K, including the exhibit thereto filed by electronic submission.

                                          Very truly yours,
                                         COLTEC INDUSTRIES INC


                                   by     Anthony J. diBuono
                                       Executive Vice President
                                              and Secretary

                            SECURITIES AND EXCHANGE COMMISSION
                                  Washington, D.C. 20549


                                  ______________________

                                         Form 8-K


                                      CURRENT REPORT

                          PURSUANT TO SECTION 13 or 15(d) OF THE
                             SECURITIES EXCHANGE ACT of 1934



Date of Report (Date of earliest event report):   April 13, 1994
                                               ________________________________

                                  Coltec Industries Inc
________________________________________________________________________________
                  (Exact name of registrant as specified in its chapter)


Pennsylvania                           1-7568                  13-1846375
________________________________________________________________________________
(State or other juris-              (Commission             (I.R.S. Employer
diction of incorporation)           File Number)           Identification No.)


430 Park Avenue, New York, New York                               10022
________________________________________________________________________________
(Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code:  (212) 940-0400
                                                     __________________________

Item 5.    Other Events
________________________

           On April 13, 1994, the Registrant issued a press release reporting first quarter 1994 results. A copy of the Registrant's press release is attached hereto as an exhibit and is incorporated herein by reference.



Item 7(c). Exhibits
____________________

99. Press release, dated April 13, 1994, reporting Registrant's first quarter 1994 results.

                                  SIGNATURES



           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                           COLTEC INDUSTRIES INC


                                  By:  Name:  Anthony J. diBuono
                                       Title: Executive Vice President
                                              and Secretary



Dated:  April 14, 1994

              COLTEC INDUSTRIES REPORTS FIRST QUARTER RESULTS

New York, NY, April 13, 1994 -- Coltec Industries Inc (NYSE:COT) today reported earnings before extraordinary item of $20.6 million, equal to 30 cents per share, for the first quarter of 1994 compared with $17.5 million, or 25 cents per share, in the first quarter of 1993.

Sales for the quarter ended April 3, 1994 were $331.9 million compared with $339.9 million in the like quarter last year. Operating income for the 1994 first quarter was $54.7 million and the operating margin was 16.5%. This compared with operating income of $55.0 million and an operating margin of 16.2% in the 1993 first quarter. Net interest expense declined $5.6 million, or 20%, primarily reflecting a bank refinancing entered into in January 1994.

In the Aerospace/Government segment, operating income in the 1994 first quarter declined 23% on a 12% sales decrease from the comparable 1993 period. Operating income in the Automotive segment improved 8% on a 14% sales increase, and operating income in the Industrial segment increased 7% on an 8% decline in sales.

John W. Guffey, Jr., president and chief operating officer, said, "First quarter results were adversely impacted by the severe weather conditions in January and February. Our Automotive segment continues to benefit from the increasing strength in the automotive industry and rising demand for our products. While our Aerospace/Government segment continued to be affected by weakness in demand for commercial aircraft, we anticipate that results for this segment will improve as shipments of landing gear assemblies for Boeing's 777 jetliner accelerate this year and engine deliveries for the Sealift program commence in 1995. We are encouraged by strengthening confidence in the U.S. manufacturing sector which we expect will benefit our Industrial segment. Order input in this segment increased in the first quarter of 1994 over the 1993 fourth quarter."

Excluding the operating results of Central Moloney, which was sold in January 1994, sales were up slightly to $327.0 million from $324.2 million and operating income was $54.6 million compared with $56.6 million in the first quarter of 1993. Excluding Central Moloney, operating income for the Industrial segment was level and sales were up 2% for the first quarter of 1994.

Coltec Industries is a New York-based manufacturing company serving aerospace, automotive and other industrial markets.





Summary Consolidated Statement of Earnings is attached.
Industry Segment Information is attached.

                          COLTEC INDUSTRIES INC and SUBSIDIARIES
                        Summary Consolidated Statement of Earnings

                                       (Unaudited)



                                             Three Months Ended
                                            ____________________
                                            April 3,    April 4,
                                              1994        1993
                                            ________    ________
                                               (In thousands,
                                           except per share data)

Net sales                                   $331,850    $339,934

Costs and expenses                           277,171     284,967
                                            ________    ________

Operating income                              54,679      54,967

Interest, net                                 22,424      28,059
                                            ________    ________

Earnings before income taxes and
  extraordinary item                          32,255      26,908

Provision for income taxes                    11,612       9,418
                                            ________    ________

Earnings before extraordinary item            20,643      17,490

Extraordinary item                                 -        (264)
                                            ________    ________

Net earnings                                $ 20,643    $ 17,226
                                            ========    ========

Earnings per common share
  Before extraordinary item                 $    .30    $    .25
  Extraordinary item                               -           -
                                            ________    ________
  Net earnings                              $    .30    $    .25
                                            ========    ========

Weighted average number of common and
  common equivalent shares                    69,797      69,599
                                            ========    ========

                          COLTEC INDUSTRIES INC and SUBSIDIARIES
                               Industry Segment Information

                                       (Unaudited)



                                             Three Months Ended
                                            ____________________
                                            April 3,    April 4,
                                              1994        1993
                                            ________    ________
                                               (In millions)
Sales:
  Aerospace/Government                       $ 99.1      $113.1
  Automotive                                  128.4       113.1
  Industrial                                  104.7       114.0
  Intersegment elimination                      (.3)        (.3)
                                             ______      ______
      Total                                  $331.9      $339.9
                                             ======      ======

Operating income:
  Aerospace/Government                       $ 13.6      $ 17.7
  Automotive                                   28.3        26.3
  Industrial                                   22.3        20.8
                                             ______      ______
      Total segments                           64.2        64.8
  Corporate unallocated                        (9.5)       (9.8)
                                             ______      ______
  Operating income                           $ 54.7      $ 55.0
                                             ======      ======

Operating results for the Aerospace/Government segment continued to reflect the weakness in demand for commercial aircraft. Shipments of Menasco landing gear were down reflecting schedule reductions early in 1993. Earnings were down at Fairbanks Morse Engine on lower shipments of engines and on lower production volume, resulting from delayed receipt of orders totalling $40 million for engines for the U.S. Navy Sealift and LSD programs. Production on these engines for which firm orders have now been received will begin in the second quarter 1994. Operating results at Chandler Evans Control Systems and Walbar were adversely impacted due to production delays and inefficiencies during the consolidation and relocation of operations pursuant to the restructuring plan announced in 1993. The improved performance in the Automotive segment reflects higher new car and truck production, increased applications for segment components and the introduction of new automotive products. In the Industrial segment, higher sales and earnings were reported by Quincy Compressor and Garlock Bearings, while Garlock Mechanical Packing, France Compressor Products and Delavan Commercial Products reported lower results. Excluding Central Moloney, which was sold in January 1994, Industrial segment sales were up 2% and operating income was level in the first quarter 1994.